SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



               Date of Report (date of earliest event reported):
                      December 6, 2001 (December 5, 2001)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


    Delaware                          I-91                   43-0337683
-----------------------          -------------------    ----------------------
(State of Incorporation)           (Commission               (IRS Employer
                                    File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)


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Item  5. Other Matters

     On December 5, 2001, the Company announced the signing of a definitive agreement with LifeStyle Furnishings International Ltd. for the purchase by the Company of substantially all of the assets of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc. and Maitland-Smith Pacific, Ltd. for $275 million in cash and common stock of the Company.

     The Company also reaffirmed its earlier projection for earnings per share in the fourth quarter in the $0.34 to $0.39 range, and $1.30 to $1.35 for the full year 2001, excluding all restructuring charges. The Company also reiterated its belief that sales in the first half of 2002 will be flat to modestly down, with a recovery beginning mid-year and accelerating through the second half.


Item  7. Financial Statements and Exhibits

         (c)      Exhibits

                  99       Press Release, dated December 5, 2001

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       Furniture Brands International, Inc.


                                  By:  /s/  Steven W. Alstadt
                                       Steven W. Alstadt
                                       Controller and Chief Accounting Officer





Dated:  December 6, 2001